EXHIBIT 10.2
                                                                  EXECUTION COPY






                      SERIES B CONVERTIBLE PREFERRED STOCK

                               PURCHASE AGREEMENT


                                   DATED AS OF


                                  APRIL 5, 2001


                                 BY AND BETWEEN


                              CTN MEDIA GROUP, INC.


                                       AND


                              U-C HOLDINGS, L.L.C.

                                TABLE OF CONTENTS

                                                                                   PAGE
                                                                                   ----
ARTICLE IDEFINITIONS................................................................-1-

ARTICLE IICLOSING...................................................................-9-
Section 2.1       Purchase and Sale of Purchased Securities.........................-9-
Section 2.2       Closing...........................................................-9-

ARTICLE IIIPURCHASER'S REPRESENTATIONS..............................................-9-
Section 3.1       Investment Intention..............................................-9-
Section 3.2       Accredited Investor..............................................-10-
Section 3.3       Corporate Existence..............................................-10-
Section 3.4       Corporate Power; Authorization; Enforceable Obligations..........-10-
Section 3.5       Confidentiality..................................................-10-

ARTICLE IVCOMPANY'S REPRESENTATIONS, WARRANTIES AND COVENANTS......................-11-
Section 4.1       Capitalization...................................................-11-
Section 4.2       Authorization and Issuance of the Purchased Securities...........-12-
Section 4.3       Securities Laws..................................................-12-
Section 4.4       Corporate Existence: Compliance with Law.........................-12-
Section 4.5       Subsidiaries.....................................................-13-
Section 4.6       Corporate Power: Authorization: Enforceable Obligations..........-13-
Section 4.7       Financial Statements.............................................-14-
Section 4.8       Ownership of Property............................................-14-
Section 4.9       Material Contracts: Indebtedness.................................-15-
Section 4.10      Environmental Protection.........................................-15-
Section 4.11      Labor Matters....................................................-16-
Section 4.12      Taxes............................................................-16-
Section 4.13      No Litigation....................................................-17-
Section 4.14      Brokers..........................................................-17-
Section 4.15      Management and Labor Agreements..................................-18-
Section 4.16      Patents, Trademarks, Copyrights and Licenses.....................-18-
Section 4.17      No Material Adverse Effect.......................................-18-
Section 4.18      ERISA............................................................-18-
Section 4.19      Registration Rights..............................................-20-
Section 4.20      Required Filings.................................................-20-
Section 4.21      Full Disclosure..................................................-20-
Section 4.22      Filing of Schedule 14C...........................................-20-
Section 4.23      Filing of Restated Certificate of Incorporation..................-21-
Section 4.24      CIBC Credit Agreement............................................-21-
Section 4.25      Use of Proceeds..................................................-21-
Section 4.26      Insurance........................................................-21-

                                      -i-


Section 4.27      Affiliated Transactions..........................................-21-

ARTICLE VCONDITIONS PRECEDENT TO CLOSING...........................................-21-
Section 5.1       Conditions Precedent.............................................-21-

ARTICLE VISECURITIES LAW MATTERS...................................................-24-
Section 6.1       Legends..........................................................-24-
Section 6.2       Transfer of Restricted Securities................................-24-

ARTICLE VIIEXPENSES................................................................-25-

ARTICLE VIIILIMITATION ON CLAIMS OF THE PURCHASER..................................-25-
Section 8.1       Limitation.......................................................-25-

ARTICLE IXMISCELLANEOUS............................................................-25-
Section 9.1       Notices..........................................................-26-
Section 9.2       Binding Effect: Benefits.........................................-27-
Section 9.3       Amendment........................................................-27-
Section 9.4       Successors and Assigns: Assignability............................-27-
Section 9.5       Remedies.........................................................-27-
Section 9.6       Section and Other Headings.......................................-28-
Section 9.7       Severability.....................................................-28-
Section 9.8       Entire Agreement.................................................-28-
Section 9.9       Counterparts.....................................................-28-
Section 9.10      Publicity........................................................-28-
Section 9.11      Governing Law....................................................-28-
Section 9.12      No Strict Construction...........................................-28-

                             SCHEDULES AND EXHIBITS

Schedule 4.1               Stock, Preferred Stock, Options and Warrants
Schedule 4.4               Foreign Qualification
Schedule 4.5               Subsidiaries
Schedule 4.7               Financial Statements; Other Obligations
Schedule 4.8               Ownership of Property
Schedule 4.9               Material Contracts
Schedule 4.11              Labor Matters
Schedule 4.12              Taxes
Schedule 4.13              Litigation
Schedule 4.15              Management and Labor Agreements
Schedule 4.19              Registration Rights


Exhibit A                  Series A Amendment
Exhibit B                  Series B Certificate of Designation
Exhibit C                  Opinion of Company Counsel
Exhibit D                  Capitalization Chart
Exhibit E                  Restated Certificate of Incorporation

                      SERIES B CONVERTIBLE PREFERRED STOCK
                               PURCHASE AGREEMENT

         THIS SERIES B CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT, dated as of April 5, 2001, by and between CTN Media Group, Inc., f/k/a College Television Network, Inc., a Delaware corporation having an office at 3350 Peachtree Road, Suite 1500, Atlanta, Georgia 30326 (the "COMPANY"), and U-C Holdings, L.L.C., a Delaware limited liability company (the "PURCHASER").

         WHEREAS, the Company has agreed to issue and sell to Purchaser, and Purchaser has agreed to purchase from the Company, upon the terms and conditions hereinafter provided, 266,666 shares of the Company's Series B Convertible Preferred Stock, par value $.001 per share (the "SERIES B CONVERTIBLE PREFERRED") for an aggregate purchase price of $3,999,990.

         NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, it is agreed as follows:

                                    ARTICLE I
                                   DEFINITIONS

         "AFFILIATE" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities or otherwise.

         "AFFILIATED GROUP" shall mean an affiliated group as defined in Section 1504 of the IRC (or any analogous combined, consolidated or unitary group defined under state, local or foreign income tax law) of which Company is or has been a member.

         "ANNUAL REPORT" shall mean the annual report of the Company on Form 10-KSB for the fiscal year ended December 31, 2000, which has been filed with the SEC.

         "BOARD" shall mean the board of directors of the Company.

         "BUSINESS DAY" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of Illinois or the State of Georgia.

         "CAPITALIZATION CHART" shall have the meaning set forth in SECTION 4.1.

         "CERTIFICATE OF INCORPORATION" shall mean the Restated Certificate of Incorporation of the Company filed on November 10, 1997 with the Secretary of State of the State of Delaware; as amended by the Articles of Amendment to the Restated Certificate of Incorporation filed with the Corporations Division of the State of Delaware on May 29, 1998; as modified by the Certificate of Designation, Powers, Preferences and Rights of the Preferred Stock filed with the Corporations

Division of the State of Delaware on July 22, 1999; as modified by the Second Certificate of Designation, Powers, Preferences and Rights of the Series A Convertible Preferred Stock filed with the Corporations Division of the State of Delaware on August 31, 1999; as amended by the Certificate of Amendment to the Amended and Restated Certificate of Incorporation filed with the Corporations Division of the State of Delaware on October 18, 1999; as modified by the Third Certificate of Designation, Powers, Preferences and Rights of the Preferred Stock filed with the Corporations Division of the State of Delaware on October 18, 1999; as amended by the Certificate of Amendment to the Amended and Restated Certificate of Incorporation filed with the Corporations Division of the State of Delaware on November 12, 1999; as modified by the Fourth Certificate of Designation, Powers, Preferences and Rights of the Preferred Stock filed with the Corporations Division of the State of Delaware on November 12, 1999; and as amended by the Amended Second Certificate of Designation, Powers, Preferences and Rights of the Series A Convertible Preferred Stock filed with the Corporations Division of the State of Delaware on February 17, 2000 (the "AMENDED SECOND CERTIFICATE OF DESIGNATION"); and as modified by the Series B Certificate of Designation filed on or prior to the date hereof; and as the same may be further amended, modified or restated from time to time.

         "CHARGES" shall mean (A) all federal, state, county, city, municipal, local, foreign or other governmental (including, without limitation, PBGC taxes at the time due and payable, levies, assessments, charges, liens, claims or encumbrances upon or relating to (i) the Company's employees, payroll, income or gross receipts, (ii) the Company's ownership or use of any of its assets, or
(iii) any other aspect of the Company's business, or (B) any liability of the Company for the payment of any amounts of the type described in clause (A) arising as a result of being (or ceasing to be) a member of any Affiliated Group (or being included (or required to be included) in any tax return relating thereto).

         "CIBC" shall mean the Canadian Imperial Bank of Commerce.

         "CIBC CREDIT AGREEMENT" shall mean the Credit Agreement, dated as of August 31, 1999, as amended on November 8, 2000, by and between MPM, CIBC, as Agent, CIBC World Markets Corp., as Arranger, and the several banks and lending institutions made party thereto from time to time, as amended, restated and modified from time to time.

         "CLASS C WARRANTS" shall mean the Company's Class C Warrants listed on the Capitalization Chart attached hereto as EXHIBIT D.

         "CLOSING" or "CLOSING DATE" shall each have their respective meaning set forth in SECTION 2.2. hereof.

         "COBRA" shall have the meaning set forth in SECTION 4.18(l) hereof.

         "COMMON STOCK" shall mean the common stock of the Company, par value $.005 per share.

         "CONTROLLED GROUP" shall mean all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414 of the Code or
Section 4001 of ERISA.

         "CONVERSION PRICE" shall have the meaning set forth in the Amended Second Certificate of Designation.

         "ENVIRONMENTAL LAWS" shall mean all federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any judicial or administrative interpretation thereof, including, without limitation, any applicable judicial or administrative order, consent decree or judgment, relative to the applicable Real Estate, relating to the regulation and protection of human health, safety, the environment and natural resources (including, without limitation, ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include but are not limited to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) ("CERCLA"); the Hazardous Material Transportation Act, as amended (49 U.S.C. Section 1801 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. Section 136 et seq. ); the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6901 et seq.) ("RCRA"); the Toxic Substance Control Act, as amended (15 U.S.C. Section 2601 et seq.); the Clean Air Act, as amended (42 U. S.C. Section 740 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. Section 651 et sec.) ("OSHA"); and the Safe Drinking Water Act, as amended (42 U.S.C.
Section 300f et seq.), and any and all regulations promulgated thereunder, and all analogous state and local counterparts or equivalents and any transfer of ownership notification or approval statutes.

         "ENVIRONMENTAL LIABILITIES AND COSTS" shall mean all liabilities, obligations, responsibilities, remedial actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim, suit, action or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law (including, without limitation, any thereof arising under any Environmental Law, permit, order or agreement with any Governmental Authority) and which relate to any health or safety condition regulated under any Environmental Law or in connection with any other environmental matter or Spill or the presence of a hazardous substance or threatened Spill of any Hazardous Substance.

         "EQUITY PROTECTION AGREEMENTS" shall mean, collectively, each of the four Equity Protection Agreements, dated April 25, 1997, between the Purchaser and the Company.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time and any regulations promulgated thereunder.

         "ERISA AFFILIATE" shall mean, with respect to the Company, any trade or business (whether or not incorporated) under common control with the Company and which, together with the Company, are treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the IRC, excluding the Purchaser and each other Person which would not be an ERISA Affiliate if the Purchaser did not own any issued and outstanding shares of Stock of the Company.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.

         "FINANCIALS" shall mean the financial statements referred to in SECTION
4.7 hereof.

         "FISCAL YEAR" shall mean the twelve month period ending December 31. Subsequent changes of the fiscal year of the Company shall not change the term "Fiscal Year," unless the Purchaser shall consent in writing to such change.

         "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

         "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "GUARANTEED INDEBTEDNESS" shall mean, as to any Person, any obligation of such Person guaranteeing any Indebtedness, lease, dividend, or other obligation ("PRIMARY OBLIGATIONS") of any other Person (the "PRIMARY OBLIGOR") in any manner including, without limitation, any obligation or arrangement of such Person (a) to purchase or repurchase any such primary obligation, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) to indemnify the owner of such primary obligation against loss in respect thereof.

         "HAZARDOUS SUBSTANCE" shall have the meaning set forth in SECTION 4.10(a) hereof.

         "INDEBTEDNESS" of any Person shall mean (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers acceptances, whether or not matured, but not including obligations to trade creditors incurred in the ordinary course of business), (ii) all obligations evidenced by notes, bonds, debentures or similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreements with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all capital lease obligations required to be capitalized in accordance with GAAP, (v) all Guaranteed Indebtedness, (vi) all Indebtedness referred to in clause (i), (ii), (iii), (iv) or (v) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness and (vii) all liabilities under Title IV of ERISA.

         "IRC" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

         "IRS" shall mean the Internal Revenue Service, or any successor thereto.

         "LASALLE CREDIT AGREEMENT" shall mean the Credit Agreement, dated as of July 26, 1999, by and between the Company and LaSalle Bank National Association, as amended, restated and modified from time to time.

         "LIEN" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever (including without limitation, any title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest as to assets owned by the relevant Person under the Uniform Commercial Code or comparable law of any jurisdiction).

         "MATERIAL ADVERSE EFFECT" shall mean material adverse effect on the business, assets, operations, prospects or financial or other condition of the Company.

         "MATERIAL CONTRACTS" shall mean (i) all of the Company's contracts, agreements, leases or other instruments to which the Company is a party or by which the Company or its properties are bound, which in the Company's good faith judgment are required to be disclosed as exhibits to the Company's annual report on Form 10-KSB, (ii) all of the Company's and its Subsidiaries' loan agreements, bank lines of credit agreements, indentures, mortgages, deeds of trust, pledge and security agreements, factoring agreements, conditional sales contracts, letters of credit or other debt instruments, (iii) all material operating or capital leases for equipment to which the Company is a party, (iv) all non-competition and similar agreements other than as contained in employment agreements to which the Company is a party, (v) all contracts for the employment of any officer or employee, (vi) all consulting agreements, (vii) any guarantees by the Company, (viii) all distributor and sales agency agreements, (ix) all other material contracts not made in the ordinary course of business, and (x) all material contracts relating to the operation of the Company or, the production of or programming for the Company or related to the technology utilized by the Company.

         "MPM" shall mean Armed Forces Communications, Inc., a New York corporation doing business as Market Place Media.

         "MULTIEMPLOYER PLAN" shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA, and to which Company or any ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

         "OPTIONS" shall mean the outstanding options to acquire common stock or securities convertible into common stock of the Company listed on the Capitalization Chart attached hereto as EXHIBIT D.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

         "PENSION PLAN" shall mean all "employee benefit plans", as defined in
Section 3(3) of ERISA, and any other employee benefit arrangements or payroll practices, including, without limitation, severance pay, sick leave, vacation pay, salary continuation for disability, consulting or other compensation agreements, retirement, deferred compensation, bonus, stock purchase, hospitalization, medical insurance, life insurance and scholarship programs (the "PLANS") maintained by the Company or to which the Company contributed, contributes or is obligated to contribute thereunder, and (ii) all "employee pension plans", as defined in Section 3(2) of ERISA, maintained by the Company or any of its ERISA Affiliates to which the Company or any of its ERISA Affiliates contributed, contributes or is obligated to contribute thereunder.

         "PERMITTED INDEBTEDNESS" shall mean, with respect to the Company, (i) taxes or assessments or other governmental charges or levies, either not yet due and payable or to the extent that nonpayment thereof is permitted by the terms of this Agreement; (ii) obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation;
(iii) bids, tenders, contracts (other than contracts for the payment of money) or leases to which the Company is a party as lessee made in the ordinary course of business, (iv) public or statutory obligations of the Company; (v) all deferred taxes and (vi) all unfunded pension fund and other employee benefit plan obligations and liabilities but only to the extent permitted to remain unfunded under applicable law.

         "PERSON" shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

         "PRIVATE PLACEMENT WARRANTS" shall mean the Company's private placement warrants listed on the Capitalization Chart attached hereto as EXHIBIT D.

         "PURCHASED SECURITIES" shall mean the Series B Convertible Preferred purchased by the Purchaser at the Closing pursuant to SECTION 2.1 of this Agreement.

         "RESTATED CERTIFICATE OF INCORPORATION" shall mean the amendment and restatement of the Certificate of Incorporation as set forth in EXHIBIT E attached hereto, including, without limitation, the Series A Amendment set forth in EXHIBIT A attached hereto and the Series B Certificate of Designation set forth in EXHIBIT B attached hereto, as amended, modified or restated from time to time.

         "REGISTRATION RIGHTS AGREEMENT" shall mean the Registration Rights Agreement between the Company and the Purchaser, dated as of April 25, 1997, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

         "RESTRICTED SECURITIES" shall mean (i) the Purchased Securities issued hereunder, and (ii) any securities issued and exchanged with respect to the securities referred to in clause (i) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them,
(b) been distributed to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act or (c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in SECTION 6.1 have been delivered by the Company in accordance with
SECTION 6.2. Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense, new securities of like tenor but without bearing a Securities Act legend of the character set forth in SECTION 6.1.

         "SCHEDULE 14C" shall mean the Schedule 14C Information Statement prepared in connection with the Restated Certificate of Incorporation and the Series A Amendment as required under the Exchange Act.

         "SEC" shall mean the U.S. Securities and Exchange Commission, or any successor thereto.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

         "SERIES A AMENDMENT" shall mean the amendment of the terms of the Series A Convertible Preferred as set forth in the Certificate of Designation, Powers, Preferences and Rights of the Series A Convertible Preferred Stock attached hereto as EXHIBIT A, as amended, modified or restated from time to time, setting forth the rights and preferences of the Series A Convertible Preferred.

         "SERIES A CONVERTIBLE PREFERRED" shall mean the Series A Convertible Preferred stock of the Company, par value $.001 per share, having the rights and preferences set forth in the Series A Amendment, as the same may be amended, modified or restated from time to time.

         "SERIES B CERTIFICATE OF DESIGNATION" shall mean the Company's Certificate of Designation, Powers, Preferences and Rights of the Series B Convertible Preferred Stock in the form attached hereto as EXHIBIT B, as amended, modified or restated from time to time, setting forth the rights and preferences of the Series B Convertible Preferred.

         "SERIES B CONVERTIBLE PREFERRED" shall mean the Series B Convertible Preferred Stock of the Company, defined in the recitals and having the rights and preferences set forth in the Series B Certificate of Designation, as the same may be amended, modified or restated from time to time.

         "SPECIAL FINANCE COMMITTEE" means the special finance committee of the Company, the members of which are independent from the Purchaser.

         "SPILL" shall have the meaning set forth in SECTION 4.10.

         "STOCK" shall mean all shares, options, warrants, general or limited partnership interests, limited liability company membership interest, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including, without limitation, common stock, preferred stock, or any other equity security (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange
Act).

         "SUBSIDIARY" shall mean, with respect to any Person, (a) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, and (b) any partnership or other entity in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

         "TRANSACTION DOCUMENTS" shall mean this Agreement, the Series B Certificate of Designation, the Restated Certificate of Incorporation and all certificates and other documents related to the transactions contemplated hereby and thereby.

         "WARRANTS" shall mean the Company's Private Placement Warrants and Class C Warrants.

         References to this "AGREEMENT" shall mean this Series B Convertible Preferred Stock Purchase Agreement, including all amendments, modifications and supplements and any exhibits or schedule to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

         Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP, consistently applied. That certain terms or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement, as a whole, including the exhibits and schedules hereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.

                                   ARTICLE II
                                     CLOSING

         Section 2.1 PURCHASE AND SALE OF PURCHASED SECURITIES. Subject to the terms and conditions set forth in this Agreement, on the Closing Date (as defined below), the Purchaser shall purchase from the Company, and the Company shall sell to the Purchaser, an aggregate of 266,666 shares of Series B Convertible Preferred for a purchase price of $15 per share (the "PER SHARE PRICE") for an aggregate purchase price of $3,999,990 (the "PURCHASE PRICE"). The Purchase Price shall be paid in full by the Purchaser on Closing Date in cash by wire transfer of immediately available funds to an account designated by the Company.

         Section 2.2 CLOSING. The closing of the purchase and sale of the Purchased Securities (the "CLOSING") shall take place simultaneously with the execution of this Agreement (the "CLOSING DATE") at the offices of Kirkland & Ellis, 200 East Randolph Drive, Chicago, Illinois. On the Closing Date, the Company shall deliver to the Purchaser a certificate representing the shares of Series B Convertible Preferred purchased by and registered in the name of the Purchaser against delivery by the Purchaser of the Purchase Price by payment of cash by wire transfer of immediately available funds to the Company in accordance with SECTION 2.1 hereof.

                                   ARTICLE III
                           PURCHASER'S REPRESENTATIONS

         As of the Closing, the Purchaser makes the following representations and warranties to the Company, each and all of which shall survive the execution and delivery of this Agreement and the Closing:

         Section 3.1 INVESTMENT INTENTION. The Purchaser is purchasing the Purchased Securities and the shares of Common Stock issuable upon conversion thereof for its own account, for investment purposes and not with a view to the distribution thereof in violation of the Securities

Act or any applicable state securities laws. The Purchaser hereby reaffirms that it purchased the Series A Convertible Preferred shown on EXHIBIT D as owned by the Purchaser and the shares of Common Stock issuable upon conversion thereof for its own account, for investment purposes and not with a view to the distribution thereof in violation of the Securities Act or any applicable state securities laws. The Purchaser will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any of the Purchased Securities or such Series A Preferred Stock (or solicit any offers to buy, purchase, or otherwise acquire any of the Purchased Securities or such Series A Convertible Preferred), except in compliance with the Securities Act.

         Section 3.2 ACCREDITED INVESTOR. The Purchaser is an "accredited investor" (as that term is defined in Rule 501 of Regulation D under the Securities Act) and by reason of its business and financial experience, it has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of the prospective investment, is able to bear the economic risk of such investment and it is able to afford a complete loss of such investment.

         Section 3.3 CORPORATE EXISTENCE. The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of formation.

         Section 3.4 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. The execution, delivery and performance by the Purchaser of the Transaction Documents to be executed by it: (i) are within Purchaser's power, as applicable;
(ii) have been duly authorized by all necessary action, as applicable; (iii) are not in contravention of any provision of the Purchaser's governing documents, as applicable; and (iv) will not violate any law or regulation, or any order or decree of any court or governmental instrumentality binding on the Purchaser. The Purchaser has full power and authority to perform its obligations under the Transaction Documents. The Transaction Documents to which the Purchaser is a party have each been duly executed and delivered by Purchaser and constitute the legal, valid and binding obligations of the Purchaser, enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

         Section 3.5 CONFIDENTIALITY. The Purchaser acknowledges that the Company has made available to it certain information concerning the business, financial condition, operations, assets and liabilities of the Company solely for the purpose of evaluating a possible transaction between the Company and the Purchaser. The Purchaser agrees to use commercially reasonable efforts to keep confidential, except to the extent required by applicable law, regulation, order or legal process, any such information (whether prepared by the Company, its advisors or otherwise and irrespective of the form of communication provided) which has been furnished to the Purchaser by or on behalf of the Company (collectively referred to as the "EVALUATION MATERIAL") (it being understood that the Purchaser shall in no event be responsible for any employee or former employee of the Company failing to maintain the confidentiality of the Evaluation Material). The term

"Evaluation Material" does not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by the Purchaser, (ii) was within the Purchaser's possession prior to its being furnished by or on behalf of the Company, (iii) becomes available to the Purchaser on a non-confidential basis from a source other than the Company or
(iv) was independently developed by the Purchaser.

                                   ARTICLE IV
               COMPANY'S REPRESENTATIONS, WARRANTIES AND COVENANTS

         As of the Closing, the Company makes the following representations, warranties and covenants to the Purchaser, each and all of which shall survive the execution and delivery of this Agreement and the Closing:

         Section 4.1 CAPITALIZATION.

               (a) The "CAPITALIZATION CHART" attached hereto as EXHIBIT D sets forth, after giving effect to the issuance of the Purchased Securities, a true and complete description of all authorized, issued and outstanding shares of Common Stock, Series A Convertible Preferred and Series B Convertible Preferred of the Company by including a description of (i) the number of shares of each class of Stock of the Company issued and outstanding and (ii) the number and class of all outstanding warrants, options and other securities convertible into, or exchangeable for, shares of Common Stock or other securities of the Company.

               (b) After giving effect to the purchase of the Purchased Securities at the Closing: (i) 963,039 shares (subject to antidilution adjustment with respect to the purchase of the Purchased Securities) of Common Stock are reserved for issuance upon exercise of the Private Placement Warrants,
(ii) 924,832 shares (subject to antidilution adjustment with respect to the purchase of the Purchased Securities) of Common Stock are reserved for issuance upon exercise of the Class C Warrants, (iii) 2,278,627 shares of Common Stock are reserved for issuance upon exercise of the Options, (iv) 13,059,984 shares of Common Stock are reserved for issuance upon conversion of the Series A Convertible Preferred, (v) 1,599,996 shares of Common Stock are reserved for issuance upon conversion of the Series B Convertible Preferred issued hereunder and (vi) 5,325,381 shares of Common Stock (subject to antidilution adjustment with respect to the purchase of the Purchased Securities) are reserved for issuance in connection with the Equity Protection Agreements.

               (c) All issued and outstanding Stock of the Company listed on the Capitalization Chart is duly authorized, validly issued, fully paid and non-assessable. SCHEDULE 4.1 hereto or the Annual Report contains a complete and correct list of all stockholders of the Company owning, to the knowledge of the Company, more than 5% of the outstanding Stock of the Company and the number of shares or warrants owned by each. Except as set forth in SCHEDULE 4.1 or the Annual Report and except as to the outstanding shares of Series A Convertible Preferred, shares of Series B Convertible Preferred, Options and Warrants, (i) there is no existing option, warrant, call, commitment or other agreement to which the Company is a party requiring, and there are no convertible securities of the Company outstanding which upon conversion would require, the issuance of any additional shares of Stock of the Company or other securities convertible into shares of equity securities of the Company, (ii) there are no agreements or obligations (contingent or otherwise) requiring the Company to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, and (iii) there are no agreements to which the Company is a party or, to the knowledge of the Company, to which any stockholder or warrant holder of the Company is a party, with respect to the voting or transfer of the Stock of the Company. Except as set forth in SCHEDULE 4.1 or the Annual Report, there are no stockholders' preemptive rights or rights of first refusal or other similar rights with respect to the issuance of the Purchased Securities by the Company. True and correct copies of the Certificate of Incorporation and by-laws of the Company, as in effect on the date hereof, have been delivered to the Purchaser.

         Section 4.2 AUTHORIZATION AND ISSUANCE OF THE PURCHASED SECURITIES. The issuance of the Purchased Securities has been duly authorized by all necessary corporate action on the part of the Company and, upon delivery to the Purchaser of certificates therefor against payment in accordance with the terms hereof, the Purchased Securities will have been validly issued and fully paid and nonassessable, free and clear of all pledges, liens, encumbrances and preemptive rights. The issuance of shares upon the conversion of the Series B Convertible Preferred has been duly authorized by all necessary corporate action on the part of the Company and, when issued upon conversion of the Series B Convertible Preferred, such Common Stock will have been validly issued and fully paid and non-assessable.

         Section 4.3 SECURITIES LAWS. In reliance on the representations of the Purchaser contained in SECTION 3.1 and 3.2, the offer, issuance, sale and delivery of the Purchased Securities, as provided in this Agreement, are exempt from the registration requirements of the Securities Act and all applicable state securities laws, and are otherwise in compliance with such laws. Neither the Company nor any Person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of the Purchased Securities under the Securities Act and the rules and regulations of the SEC thereunder) which might subject the offering, issuance or sale of the Purchased Securities to the registration requirements of
Section 5 of the Securities Act. No information contained in the documents filed with the SEC contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances under which made.

         Section 4.4 CORPORATE EXISTENCE: COMPLIANCE WITH LAW. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) except as indicated in SCHEDULE 4.4, is duly qualified as a foreign corporation and in good standing under the laws of Alabama, Arizona, California, Delaware, Georgia, Illinois, Massachusetts, New York, and Vermont and each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification (except for jurisdictions in which such failure to so qualify or to be in good standing would not have a Material Adverse Effect); (iii) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now being conducted in all material respects; (iv) has, or has applied for, all material licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all material notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (v) is in compliance with its Certificate of Incorporation and by-laws in all material respects; and (vi) is in compliance with all applicable provisions of applicable laws, including, but not limited to, the Securities Act and the Exchange Act, except for such non-compliance which would not have a Material Adverse Effect. The Company has timely filed all reports with the SEC required by the Securities Act and Exchange Act and a Rule 144 exemption is available to qualified holders of Stock of the Company.

         Section 4.5 SUBSIDIARIES. Except for MPM and those entities listed on the SCHEDULE 4.5, there currently exist no Subsidiaries of the Company and the Company has no equity interest in any other Person. Each entity listed in
SCHEDULE 4.5 is wholly-owned by the Company, except as otherwise expressly disclosed therein.

         Section 4.6 CORPORATE POWER: AUTHORIZATION: ENFORCEABLE OBLIGATIONS. The execution, delivery, and performance by the Company of this Agreement, the other Transaction Documents to which it is a party and all instruments and documents to be delivered by the Company, the issuance and sale of the Purchased Securities, and the consummation of the other transactions contemplated by any of the foregoing: (i) are within the Company's corporate power and authority;
(ii) have been duly authorized by all necessary or proper corporate action;
(iii) are not in contravention of any provision of the Company's Certificate of Incorporation or by-laws; (iv) will not violate any law or regulation, or any order or decree of any court or governmental instrumentality; (v) will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Company is a party or by which the Company or any of their property is bound; (vi) will not result in the creation or imposition of any Lien upon the capital stock or any of the property of the Company and (vii) do not require the consent or approval of, or any filing with, any Governmental Authority or any other Person (except to the extent previously obtained or made). Except for the approval of the majority stockholder of Common Stock and the approval of the majority stockholder of Series A Convertible Preferred with respect to the Series A Amendment only, the execution, delivery and performance of this Agreement and the transactions contemplated herein do not require approval or consent of the stockholders or other holders of Stock of the Company or the approval or authorization of any Governmental Authority, The Nasdaq Stock Market (except for the listing of additional shares pursuant to NASD Rule 4310(c)(17) regarding notice of issuance of additional securities issuable upon exercise of the Series B Convertible Preferred and the exercise of the Series A Convertible Preferred, as amended), any other securities exchange or any other Person. No consent of the holders of Series A Convertible Preferred is required in order to duly authorize the filing of the Series B Certificate of Designation or to make effective the rights, preferences and privileges set forth therein. Each of this Agreement and the other Transaction Documents (including the Restated Certificate of Incorporation upon the expiration of 20 calendar days following the mailing of the Schedule 14C to the stockholders of the Company and the filing of the Restated Certificate of Incorporation with the Corporations Division of the State of Delaware), shall have been duly executed and delivered by the Company and each shall then constitute a legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

         Section 4.7 FINANCIAL STATEMENTS.

               (a) The audited financial statements of the Company dated as of December 31, 2000 (the "FINANCIALS") have been prepared in accordance with the books and records of the Company, present fairly the financial condition of the Company as of the respective dates indicated therein and the results of operations for the respective periods indicated therein, and have been prepared in accordance with GAAP applied on a consistent basis.

               (b) Except as set forth in SCHEDULE 4.7 or the Annual Report, the Company has no material obligations, contingent or otherwise, including, without limitation, liabilities for Charges, long-term leases or long-term commitments which are not reflected in the Financials, other than those incurred since December 31, 2000 in the ordinary course of business (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, or any claim or lawsuit).

               (c) No dividends or other distributions have been declared, paid or made upon any Stock of the Company, nor has any Stock of the Company been redeemed, retired, purchased or otherwise acquired for value by the Company since December 31, 2000.

         Section 4.8 OWNERSHIP OF PROPERTY.

               (a) The Company does not own any real estate. Except as set forth in SCHEDULE 4.8 or the Annual Report, the Company owns, has a valid leasehold interest in, or has a valid license to use, all material assets, properties and rights, whether tangible or intangible, necessary for the conduct of its business as presently conducted and as presently proposed to be conducted.

               (b) All real property leased by the Company is set forth in
SCHEDULE 4.8 or the Annual Report. Each of such leases is valid and enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity)) and is in full force and effect. Except as set forth in SCHEDULE 4.8 or the Annual Report, the Company is not in default of its obligations under any material lease or has it delivered or received any notice of default under any such lease, nor to the knowledge of the Company has any event occurred which, with the giving of notice, the passage of time or both, would constitute a default under any such lease.

         Section 4.9 MATERIAL CONTRACTS: INDEBTEDNESS. Each Material Contract is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity)), and the Company has no knowledge that any Material Contract is not a valid and binding agreement against the other parties thereto. Except as set forth in SCHEDULE
4.9 or the Annual Report, the Company is not in material default or breach (whether with or without the passage of time, the giving of notice or both) or in receipt of any claims of default or breach in either case that could reasonably be expected to have a Material Adverse Effect, nor to the Company's knowledge is any third party in default or breach, under or with respect to any Material Contract. Except as set forth in SCHEDULE 4.9 or the Annual Report, the Company has no Indebtedness except for indebtedness under the LaSalle Credit Agreement, a guarantee of the indebtedness of MPM under the CIBC Credit Agreement and except for Permitted Indebtedness.

         Section 4.10 ENVIRONMENTAL PROTECTION.

               (a) To the Company's actual knowledge without independent investigation, all real property owned, leased or otherwise operated by the Company and each Subsidiary (a "FACILITY") is free of contamination from any substance, waste or material (i) currently identified to be toxic or hazardous pursuant to, or which may result in liability under, any Environmental Law or
(ii) within the definition of a substance which is toxic or hazardous under any Environmental Law, including, without limitation, any asbestos, PCB, radioactive substance, methane, volatile hydrocarbons, industrial solvents, oil or petroleum or chemical liquids or solids, liquid or gaseous products, or any other material or substance which has in the past or could at any time in the future cause or constitute a health, safety, or environmental hazard to any Person or property or result in any Environmental Liabilities and Costs ("HAZARDOUS SUBSTANCE") of more than $25,000 or which, in either case, could have a Material Adverse Effect. Nor has the Company caused or suffered to occur any release, Spill, migration, leakage, discharge, spillage, uncontrolled loss, seepage, or filtration of Hazard Substances at or from the Facility (a "SPILL") which could result in Environmental Liabilities and Costs in excess of $25,000.

               (b) The Company and each Subsidiary has generated, treated, stored and disposed of any Hazardous Substances in full compliance with applicable Environmental Laws, except for such non-compliances which would not have a Material Adverse Effect.

               (c) The Company and each Subsidiary has obtained, or has applied for, and is in full compliance with and in good standing under all permit required under Environmental Laws (except for such failures which would not have a Material Adverse Effect). The Company does not have any knowledge of any proceedings to substantially modify or to revoke any such permit.

               (d) There are no investigations, proceedings or litigation pending or, to the Company's knowledge, threatened, affecting or against the Company or the Facilities relating to Environmental Laws or Hazardous Substances.

               (e) Since December 31, 1999, the Company has not received any communication or notice (including, without limitation, requests for information) indicating the potential of Environmental Liabilities and Costs against the Company.

         Section 4.11 LABOR MATTERS.

               (a) There are no strikes or other labor disputes against the Company pending or to the Company's knowledge threatened. Hours worked by and payment made to employees of the Company have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters. All payments due from the Company on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the Company. There is no organizing activity involving the Company pending or, to the Company's knowledge, threatened by any labor union or group of employees that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. There are no representation proceedings pending or, to the Company's knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of the Company has made a pending demand for recognition. Except as set forth in SCHEDULE 4.11, there are no complaints or charges against the Company pending or, to the Company's knowledge, threatened to be filed with any federal, state, local or foreign court, governmental agency or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by the Company of any individual.

               (b) The Company is not, and during the five years preceding the date hereof was not, a party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to employees of the Company.

         Section 4.12 TAXES. Except as otherwise disclosed in SCHEDULE 4.12, all federal, state, local and foreign tax returns, reports and statements required to be filed by the Company and each Affiliated Group have been timely filed with the appropriate Governmental Authority except where the failure to file such report or statement would not have a Material Adverse Effect and all such returns, reports and statements are true, correct and complete in all material respects. Except as otherwise disclosed in SCHEDULE 4.12, all Charges and other impositions due and payable for the periods covered by such returns, reports and statements have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof or any such fine, penalty, interest or late charge has been paid. Except as otherwise disclosed in
SCHEDULE 4.12, proper and accurate amounts have been withheld by the Company from its employees, independent contractors, or other third parties for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective governmental agencies. The

Company has not executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. Except as otherwise disclosed in SCHEDULE 4.12, no tax audits or other administrative or judicial proceedings are pending or threatened with regard to any Charges for which the Company may be liable and which would reasonably be expected to have a Material Adverse Effect and no assessment of Charges is proposed against the Company. The Company has not filed a consent pursuant to IRC Section 341(f) or agreed to have IRC Section 341(f)(2) apply to any dispositions of subsection (f) assets (as such term is defined in IRC Section 341(f)(4)). None of the property owned by the Company is property which such the Company is required to treat as being owned by any other Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, and in effect immediately prior to the enactment of the Tax Reform Act of 1986 or is "tax-exempt" use property, within the meaning of IRC Section 168(h). The Company has not agreed or has been requested to make any adjustment under IRC Section 481(a) by reason of a change in accounting method or otherwise. The Company has no obligation under any written tax sharing agreement. The Company is not a party to or bound by any tax allocation or tax sharing agreement and has no current or potential contractual obligation to indemnify any other person with respect to any Charges. The Company has not made any payments, and is not and will not become obligated (under any contract entered into on or before the Initial Closing
Date) to make any payments, that will be non-deductible under Section 280G of the IRC (or any corresponding provision of state, local or foreign income tax law). The Company will not be required (A) as a result of a change in method of accounting for a taxable period ending on or prior to the Initial Closing Date, to include any adjustment in taxable income for any taxable period (or portion thereof) ending after the Initial Closing Date or (B) as a result of any deferred intercompany gain described in Treasury Regulation Sections 1. 1502-13 of former Treasury Regulations Section 1. 1502-14 or any excess loss account described in Treasury Regulation Section 1. 1502-19 (or any corresponding or similar provision or administrative rule of federal, state, local or foreign income tax law), to include any item of income in taxable income for any taxable period (or portion thereof) ending after the Initial Closing Date, in each case, which would reasonably be expected to have a Material Adverse Effect. The Company has not been a member of an Affiliated Group other than one of which the Company was the common parent, or filed or been included in a combined, consolidated or unitary income tax return, other than one filed by the Company.

         Section 4.13 NO LITIGATION. Except as set forth in SCHEDULE 4.13, no action, claim or proceeding is now pending or, to the knowledge of the Company, threatened against the Company (or to the Company's knowledge, pending or threatened against or affecting any of the officers, directors or employees of the Company with respect to its business or proposed business activities), or pending or threatened by the Company against any third party, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators.

         Section 4.14 BROKERS. No broker or finder acting on behalf of the Company brought about the consummation of the transactions contemplated pursuant to this Agreement and the Company has no obligation to any Person in respect of any finder's or brokerage fees (or any similar obligation) in connection with the transactions contemplated by this Agreement. The Company is solely responsible for the payment of all such finder's or brokerage fees.

         Section 4.15 MANAGEMENT AND LABOR AGREEMENTS. Except as set forth in
SCHEDULE 4.15 or the Annual Report, there are no management agreements covering officers of the Company.

         Section 4.16 PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES. The Company owns all licenses, patents, patent applications, copyrights, service marks, trademarks and registrations and applications for registration thereof, and trade names necessary to continue to conduct its business as heretofore conducted by it and now being conducted by it. To the Company's knowledge, the Company conducts its businesses without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of others and the Company has received no notices claiming any such infringement. To the Company's knowledge, there is no infringement by others of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of the Company.

         Section 4.17 NO MATERIAL ADVERSE EFFECT. To the Company's knowledge, no event has occurred since December 31, 1999 which has had or could be reasonably expected to have a Material Adverse Effect; provided, however, the Purchaser acknowledges that it has been advised that the Company has operated at a loss and has had negative cash flow since October 31, 1998.

         Section 4.18 ERISA.

               (a) During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement, (i) no steps have been taken to terminate any Pension Plan and (ii) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by the Company of any material liability, fine or penalty, other than the obligations of the Company to fund the benefits provided under the Pension Plan.

               (b) All contributions (if any) have been made to any Multiemployer Plan that are required to be made by the Company or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable law; neither the Company nor any member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Plan, incurred any withdrawal liability with respect to any such plan or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, might result in a withdrawal or partial withdrawal from any such plan; and neither the Company nor any member of the Controlled Group has received any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the IRC, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

               (c) The Pension Plans and the trusts maintained pursuant thereto are exempt from federal income taxation under Section 501 of the IRC, and nothing has occurred with respect to the operation of the Pension Plans which could cause the loss of such qualification or exemption or the imposition of any liability, penalty, or tax under ERISA or the IRC.

               (d) All contributions required by law or pursuant to the terms of the Plans (without regard to any waivers granted under Section 412 of the IRC) to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extension) and no accumulated funding deficiencies exist in any of the Pension Plans subject to
Section 412 of the IRC.

               (e) There is no "amount of unfunded benefit liabilities" as defined in Section 4001 (a) (18) of ERISA in any of the respective Pension Plans, which are subject to Title IV of ERISA. Each of the respective Pension Plans are fully funded in accordance with the actuarial assumptions used by the PBGC to determine the level of funding required in the event of the termination of the Pension Plan and all benefit liabilities do not exceed the assets of such Pension Plans.

               (f) There have been no "reportable events" as that term is defined in Section 404 of ERISA and the regulations thereunder with respect to the Pension Plans subject to Title IV of ERISA which would require the giving of notice, or any event requiring disclosure under Sections 4041(c)(3)(C), 4063(a) or 4068(f) of ERISA.

               (g) There is no material violation of ERISA with respect to the filing of applicable reports, documents, and notice, regarding the Plans with the Secretary of Labor and the Secretary of the Treasury or the furnishing of such documents to the participants or beneficiaries of the Plans.

               (h) To the knowledge of the Company, there are no pending actions, claims or lawsuits which have been asserted or instituted against the Plans, the assets of any of the trusts under such Plans or the plan sponsor or the plan administrator, or against any fiduciary of the Plans with respect to the operation of such Plans (other than routine benefit claims), nor does the Company have knowledge of facts which could form the basis for any such claim or lawsuit.

               (i) All amendments and actions required to bring the Plans into conformity in all material respects with all of the applicable provisions of ERISA and other applicable laws have been made or taken except to the extent that such amendments or actions are not required by law, regulation or order pronounced by the IRS, to be made or taken until a date after the applicable Closing Date.

               (j) The Plans have been maintained, in all material respects, in accordance with their terms and with all provisions of ERISA (including rules and regulations thereunder) and other applicable Federal and state law, and the Company or "party in interest" or "disqualified person" with respect to the Plans has engaged in a "prohibited transaction" within the meaning of Section 4975 of the IRC or Section 406 of ERISA.

               (k) Neither the Company nor any ERISA Affiliate has terminated any Pension Plan subject to Title IV, or incurred any outstanding liability under Section 4062 of ERISA to the PBGC, or to a trustee appointed under Section 4042 of ERISA.

               (l) Neither the Company nor any ERISA Affiliate maintains retiree life and retiree health insurance plans which are Welfare Plans and which provide for continuing benefits or coverage for any participant or any beneficiary of a participant except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"). The Company and each ERISA Affiliate which maintains a Welfare Plan has complied with the notice and continuation requirements of COBRA and the regulations thereunder in all material respects.

               (m) Neither the Company nor any ERISA Affiliate has contributed or been obligated to contribute to a Multiemployer Plan as of the applicable Closing.

               (n) Neither the Company nor any ERISA Affiliate has withdrawn in a complete or partial withdrawal from any Multiemployer Plan prior to the applicable Closing Date, nor has any of them incurred any liability due to the termination or reorganization of a Multiemployer Plan.

         Section 4.19 REGISTRATION RIGHTS. Except as listed in SCHEDULE 4.19 and except pursuant to the Registration Rights Agreement or as set forth in the Annual Report, the Company is not obligated to register any of its securities pursuant to the Securities Act.

         Section 4.20 REQUIRED FILINGS. As of the date hereof, the Company has made all required filings under the Securities Act and Exchange Act and all information contained in such filings are true and correct in all material respects and do not contain any untrue information or omit to state a material fact necessary to make any statements contained in such filings not misleading in light of the circumstances under which they were made.

         Section 4.21 FULL DISCLOSURE. No information contained in this Agreement, any other Transaction Document, the Financials or any written statement furnished by or on behalf of the Company pursuant to the terms of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

         Section 4.22 FILING OF SCHEDULE 14C. The Company has (i) received, on or prior to Closing, the approval of the majority stockholder of Common Stock and the approval of the majority stockholder of Series A Convertible Preferred with respect to the Restated Certificate of Incorporation as set forth in EXHIBIT E and Series A Amendment as set forth in EXHIBIT A and (ii) prepared the
Schedule 14C with respect to the Restated Certificate of Incorporation and the Series A Amendment as required under the Exchange Act. The Company shall, on or prior to the next business day after the date hereof, file with the SEC the
Schedule 14C and provide to the Purchaser proof of the acceptance of the filing by the SEC, and shall take all actions necessary to cause such Schedule 14C to become effective as promptly as practicable (but in no event later than the earlier of May 31, 2001 and the expiration of the 20 day period following the mailing of the Schedule 14C).

         Section 4.23 FILING OF RESTATED CERTIFICATE OF INCORPORATION. Immediately upon the effectiveness of the Schedule 14C, the Company shall file the Restated Certificate of Incorporation, in substantially the form set forth in EXHIBIT E hereto, including the Series A Amendment in substantially the form set forth in EXHIBIT A hereto.

         Section 4.24 CIBC CREDIT AGREEMENT. The Company is not in breach of any material representation, warranty or covenant set forth in the CIBC Credit Agreement that has not been waived. The Company agrees that any material breach of the CIBC Credit Agreement that is not waived by CIBC shall also be a breach of this Agreement.

         Section 4.25 USE OF PROCEEDS. The Company shall use the proceeds from the purchase of the Purchased Securities for its working capital and other general corporate purposes, including debt service requirements; provided that, in no event shall such proceeds be contributed to MPM or used to satisfy debt or other obligations of MPM.

         Section 4.26 INSURANCE. SCHEDULE 4.26 lists and briefly describes each insurance policy maintained by or on behalf of the Company with respect to its properties, assets and business, together with a claims history for the past five years. All of such insurance policies are in full force and effect, and the Company is not and has never been in default with respect to its obligations under any such insurance policies and the Company has never been denied insurance coverage. The insurance coverage of the Company is customary for corporations of similar size engaged in similar lines of business. The Company does not have any self-insurance or co-insurance programs.

         Section 4.27 AFFILIATED TRANSACTIONS. Except for commitments and transactions with the Purchaser and Willis Stein & Partners, L.P., and as disclosed for the Company's public filings or on SCHEDULE 4.27, no officer, director, employee, stockholder, or Affiliate of the Company or any individual related by marriage or adoption to any such individual or any entity in which any such Person owns any beneficial interest is a party to any agreement, Material Contract, commitment or transaction with the Company or which is pertaining to the business of the Company or has any interest in any property, real or personal or mixed, tangible or intangible, used in or pertaining to the business of the Company.

                                    ARTICLE V
                         CONDITIONS PRECEDENT TO CLOSING

         Section 5.1 CONDITIONS PRECEDENT. The obligation of the Purchaser to purchase the Purchased Securities pursuant to SECTION 2.1 hereof at the Closing is subject to the condition that the Purchaser shall have received and the following shall have been delivered to the Purchaser on the Closing Date, in form and substance satisfactory to the Purchaser, and the following actions occurred on or before the Closing Date, unless waived by the Purchaser:

               (a) A favorable opinion of Morris, Manning & Martin, L.L.P., counsel to the Company, substantially in the form attached hereto as EXHIBIT C.

               (b) Resolutions of the Board, certified by the Secretary or Assistant Secretary of the Company, to be duly adopted and in full force and effect on the Closing Date, authorizing (i) the Series A Amendment as set forth in EXHIBIT A hereto, (ii) the issuance and sale of the Series B Convertible Preferred to the Purchaser as provided in the Transaction Documents, (iii) the reservation of a sufficient number of shares of Common Stock for issuance upon conversion of the Series A Convertible Preferred and the Series B Convertible Preferred, (iv) each of the Transaction Documents, (v) the consummation of each of the remaining transactions contemplated in this Agreement and (vi) officers to execute and deliver this Agreement and each other Transaction Document to which it is a party.

               (c) Minutes of the meetings of the Special Finance Committee held on March 29, 2001 and March 31, 2001, certified by the Secretary or Assistant Secretary of the Company, to be duly adopted and in full force and effect on the Closing Date, approving and authorizing (i) each of the Purchase Agreement and the Series A Amendment, (ii) the amendment to the terms of the Series A Convertible Preferred as set forth in the Series A Amendment attached hereto as EXHIBIT A, (iii) the issuance and sale of the Series B Convertible Preferred to the Purchaser on the terms set forth in the Transaction Documents, and (iv) the consummation of each of the remaining transactions contemplated in this Agreement.

               (d) Resolutions of the majority stockholder of Common Stock and majority stockholder of Series A Convertible Preferred, certified by the Secretary or Assistant Secretary of the Company, to be duly adopted and in full force and effect on the Closing Date, authorizing (i) the Series A Amendment as set forth in EXHIBIT A hereto and (ii) the Restated Certificate of Incorporation as set forth in EXHIBIT E hereto.

               (e) A copy of governmental certificate, dated the most recent practicable date prior to the Closing Date, with telegram updates where available, showing that the Company is organized and in good standing in the State of Delaware and is qualified as a foreign corporation and in good standing in all other jurisdictions in which it is qualified to transact business.

               (f) A copy of the organizational charter and all amendments thereto of the Company, certified as of a recent date by the Secretary of State of the State of Delaware, as amended to reflect the filing of the Series B Certificate of Designation (with respect to the designation of the Series B Convertible Preferred). The Restated Certificate of Incorporation approved by the Board, the Special Finance Committee, the majority stockholder of Common Stock and the majority stockholder of Series A Convertible Preferred in substantially the form attached hereto as EXHIBIT E, in accordance with Delaware General Corporation Law, shall be filed promptly (but in no event later than the earlier of May 31, 2001 and the expiration of the 20 day period following the mailing of the Schedule 14C) with the Secretary of State of the State of Delaware after the effectiveness of the Schedule 14C. Copies of the Company's by-laws, certified by the Secretary or Assistant Secretary of the Company as true and correct as of the Closing Date, were delivered to the Purchaser.

               (g) Certificates of the Secretary or an Assistant Secretary of the Company, dated the Closing Date, as to the incumbency and signatures of the officers of the Company executing this Agreement, the Purchased Securities, each other Transaction Document to which it is a party and any other certificate or other document to be delivered pursuant hereto or thereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

               (h) A copy of all third party consents and approvals (including, without limitation, the consent of LaSalle Bank National Association, which consent shall include a waiver of the provisions of the LaSalle Credit Agreement providing for the sweep of the equity received by the Company in connection with the sale of the Purchased Securities hereunder) that are necessary for the consummation of the transactions contemplated hereby or that are required in order to prevent a breach of or default under, a termination or modification of, or acceleration of the terms of, any contract, agreement or document required to be listed on the attached SCHEDULE 4.9 or in the Annual Report, in each case on terms and conditions reasonably satisfactory to the Purchaser.

               (i) A copy of all governmental and regulatory consents and approvals that are necessary for the consummation of the transactions contemplated hereby, in each case on terms and conditions satisfactory to the Purchaser.
               (j) No suit, action or other proceeding shall be pending before any court or governmental regulatory body or authority in which it is sought to restrain or prohibit the transactions contemplated hereby, or that could have a Material Adverse Effect, and no injunction, judgment, order, decree or ruling with respect thereto shall be in effect.

               (k) Since December 31, 2000, there shall have been no material adverse change or material adverse development in the business, financial condition, business prospects, operating results, assets, operations or customer, supplier or employee relations of the Company.

               (l) The Company shall have delivered to the Purchaser a copy of the fairness opinion (the "FAIRNESS OPINION") relating to the transactions contemplated herein from Texada Capital Corporation, which fairness opinion shall indicate, among other things, (i) that the amendment of the terms of the Series A Convertible Preferred to change the Conversion Price to $2.50 is fair to the Company and its stockholders (other than as to the Purchaser) and (ii) that the price for the Series B Convertible Preferred purchased pursuant to
SECTION 2.1 is fair to the Company and its stockholders (other than as to the Purchaser).

               (m) The Purchased Securities shall have been delivered to the Purchaser.

               (n) The Purchaser shall have received a certificate of an officer of the Company, in form and substance reasonably satisfactory, stating that the conditions specified in SECTIONS 5.1(a)-(k), inclusive, and SECTION 5.1(m) have been fully satisfied.

               (o) Purchaser shall have received such other documents as the Purchaser may reasonably request or that are customary to this kind of transaction.

                                   ARTICLE VI
                             SECURITIES LAW MATTERS

         Section 6.1 LEGENDS.

               (a) Each certificate representing the Purchased Securities shall bear a legend substantially in the following form:

         "THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY STATE SECURITIES OR BLUE SKY LAWS ("BLUE SKY LAW") AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF WITHOUT REGISTRATION UNDER THE ACT OR UNDER APPLICABLE BLUE SKY LAW OR UNLESS SUCH SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION THEREUNDER."

         Section 6.2 TRANSFER OF RESTRICTED SECURITIES.

               (a) Restricted Securities are transferable only pursuant to (i) public offerings registered under the Securities Act, (ii) Rule 144 or Rule 144A of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule is available and (iii) subject to the conditions specified in subparagraph (b) below, any other legally available means to transfer.

               (b) In connection with the transfer of any Restricted Securities (other than a transfer described in clause (i) or (ii) of subparagraph (a) above), the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion of counsel which (to the Company's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the holder of the Restricted Securities delivers to the Company an opinion of counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, the Company shall promptly upon such contemplated transfer deliver new certificates or instruments, as the case may be, for such Restricted Securities which do not bear the Securities Act legend set forth in
SECTION 6.1 above. If the Company is not required to deliver new certificate or instruments, as the case may be, for such Restricted Securities not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditioned contained in this SECTION 6.2.

               (c) Upon the request of a holder of Restricted Securities, the Company shall promptly supply to such holder or such holder's prospective transferees all information regarding the Company required to be delivered in connection with a transfer pursuant to Rule 144 or 144A of the Securities and Exchange Commission.

               (d) If any Restricted Securities become eligible for sale pursuant to Rule 144(k), the Company shall, upon the request of the holder of such Restricted Securities, remove the legend set forth in SECTION 6.1 from the certificates or instruments, as the case may be, representing such Restricted Securities.

                                   ARTICLE VII
                                    EXPENSES


         The Company shall pay all reasonable out-of-pocket expenses of (i) the Purchaser in connection with the preparation, review or negotiation of the Transaction Documents and the transactions contemplated thereby, including cost incurred in connection with the Closing, (ii) the Purchaser in connection with stamp and other taxes which may be payable in respect of the execution and delivery of this Agreement, the issuance and delivery of the Purchased Securities, and the issuance and delivery of any Common Stock upon the conversion of the Series B Convertible Preferred and (iii) the Purchaser or its managing member in connection with (A) any amendment, modification or waiver, or consent with respect to, any of the Transaction Documents, and (B) any attempt by the Purchaser or its managing member to enforce any of its rights against the Company or any other Person under or pursuant to of any of the Transaction Documents (including the reasonable fees and expenses of all of its counsel and consultants retained in connection with the Transaction Documents and the transactions contemplated thereby).

                                  ARTICLE VIII
                      LIMITATION ON CLAIMS OF THE PURCHASER

         Section 8.1 LIMITATION.

               (a) The Purchaser shall not bring any action or claim against the Company for damages for a breach of any representation, warranty or covenant contained herein by the Company until such damages exceed $100,000 at which time the Purchaser may bring an action for all claims.

               (b) The Company shall not bring any action or claims against the Purchaser for damages for a breach of any representation, warranty or covenant contained herein by the Purchaser until such damages exceed $100,000, at which time the Company may bring an action for all claims.

                                   ARTICLE IX
                                  MISCELLANEOUS

         Section 9.1 NOTICES. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by another, or whenever any of the parties desires to give or serve upon another any such communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person with receipt acknowledged or by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback addressed as follows:

       If to the Purchaser:

                             U-C Holdings, L.L.C.
                             227 W. Monroe Street, Suite 4300
                             Chicago, Illinois 60606
                             Attn: Avy H. Stein
                             Daniel M. Gill
                             Telecopy No.: (312) 422-2424


       with a copy to:

                             Kirkland & Ellis
                             200 E. Randolph Street
                             Chicago, Illinois 60601
                             Attn: Margaret A. Gibson, Esq.
                             Telecopy No.: (312) 861-2200

       If to the Company:

                             CTN Media Group, Inc.
                             3350 Peachtree Road
                             Suite 1500
                             Atlanta, Georgia  30326
                             Attn: Jason Elkin
                             Telecopy No.: (404) 256-9168

       with a copy to:

                             Morris, Manning & Martin, L.L.P.
                             1600 Atlanta Financial Center
                             3343 Peachtree Road, N.E.
                             Atlanta, Georgia 30326
                             Attn: Lauren Z. Burnham, Esq.
                             Telecopy No.: (404) 365-9532


or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback, or three (3) Business Days after the same shall have been deposited with the United States mail.

         Section 9.2 BINDING EFFECT: BENEFITS. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

         Section 9.3 AMENDMENT. No amendment or waiver of any provision of this Agreement or any other Transaction Document nor consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Company and the Purchaser, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action, of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

         Section 9.4 SUCCESSORS AND ASSIGNS: ASSIGNABILITY. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company without the prior written consent of the Purchaser. All covenants contained herein shall bind and inure to the benefit of the parties hereto and their respective successors and assigns (including any subsequent holder of any of the Purchased Securities or any Common Stock issuable upon exercise of the Purchased Securities).

         Section 9.5 REMEDIES. The Purchaser, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

         Section 9.6 SECTION AND OTHER HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         Section 9.7 SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision or provisions in every other respect and the remaining provisions of this Agreement shall not be in any way impaired.

         Section 9.8 ENTIRE AGREEMENT. This Agreement and the agreements and documents referred to herein contain the entire agreement and understanding between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter in any way (including, without limitation, the Original Purchase Agreement.

         Section 9.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         Section 9.10 PUBLICITY. Neither the Purchaser nor the Company shall issue any press release or make any public disclosure regarding the transactions contemplated hereby unless such press release or public disclosure is approved by the other party in advance. Notwithstanding the foregoing, each of the parties hereto may, in documents required to be filed by it with the SEC or other regulatory bodies, make such statements with respect to the transactions contemplated hereby as each may be advised by counsel is legally necessary or advisable, and may make such disclosure as it is advised by its counsel is required by law.

         Section 9.11 GOVERNING LAW. This Agreement shall be governed by, construed and enforced in accordance with, the laws of the Delaware without regard to the principles thereof relating to conflict of laws. Service of process on the parties in any action arising out of or relating to this Agreement shall be effective if mailed to the parties in accordance with SECTION
9.1 hereof. The parties hereto waive all right to trial by jury in any action or proceeding to enforce or defend any rights under this Agreement.

         Section 9.12 NO STRICT CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

                                    * * * * *

         IN WITNESS WHEREOF, each of the Company and the Purchaser has executed this Agreement as of the day and year first above written.

                             CTN MEDIA GROUP, INC.


                             By:  /s/ Neil H. Dickson
                                 ------------------------------
                                  Neil H. Dickson
                             Its: Treasurer



                             U-C HOLDINGS, L.L.C.

                             By: WILLIS STEIN & PARTNERS, L.P.
                             Its: Managing Member

                                    By: Willis Stein & Partners, L.L.C.
                                    Its: General Partner


                                    By: /s/ Daniel M. Gill
                                       -----------------------
                                        Daniel M. Gill
                                        Its: Managing Director
